                                                               EXHIBIT NO. 10.44







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                                MASTER AGREEMENT


                                  BY AND AMONG


                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY,

                       GATEWAY INVESTMENT SERVICES, INC.,

                                       AND

                              BANK PLUS CORPORATION



                                December 17, 1998


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
                                                               Exhibit No. 10.44


                                MASTER AGREEMENT

                                TABLE OF CONTENTS




                                    RECITALS



                              ARTICLE 1 DEFINITIONS

   1.01    DEFINITIONS.........................................................1


                    ARTICLE 2 INTEGRATED TRANSACTION; CLOSING

   2.01    INTEGRATED TRANSACTION..............................................3
   2.02    CLOSING.............................................................4


                         ARTICLE 3 CONDITIONS TO CLOSING

   3.01    CONDITIONS TO OBLIGATIONS OF VALIC..................................4
   3.02    CONDITIONS TO OBLIGATIONS OF BANK PLUS AND GATEWAY..................5


                            ARTICLE 4 INDEMNIFICATION

   4.01    BANK PLUS INDEMNITY.................................................5
   4.02    SALE OF  BANK PLUS..................................................5
   4.03    POSTING OF SECURITY.................................................6
   4.04    BREACHES OF REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS....6
   4.05    INDEMNIFICATION PROCEDURES..........................................6


                           ARTICLE 5 TRANSITION ISSUES

   5.01    EMPLOYEES...........................................................7
   5.02    TRANSITION SERVICES.................................................8
   5.03    OFFICE SPACE........................................................8
   5.04    EQUIPMENT...........................................................8
   5.05    ACUMEN CONTRACTS....................................................8


                     ARTICLE 6 REPRESENTATIONS AND WARRANTIES

   6.01    REPRESENTATIONS AND WARRANTIES BY EACH PARTY. ......................8
   6.02    REPRESENTATIONS AND WARRANTIES BY BANK PLUS AND GATEWAY. ...........9


                           ARTICLE 7 DISPUTE RESOLUTION

   7.01    DISPUTES...........................................................10
   7.02    NEGOTIATION TO RESOLVE DISPUTES....................................11
   7.03    SELECTION OF ARBITRATOR............................................11
   7.04    CONDUCT OF ARBITRATION.............................................11
   7.05    IMMEDIATE INJUNCTIVE RELIEF........................................12


                              ARTICLE 8 TERMINATION

   8.01    RIGHT OF TERMINATION...............................................12
   8.02    EFFECT OF TERMINATION..............................................13
   8.03    EXCLUSIVITY........................................................13





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                                                               Exhibit No. 10.44


                           ARTICLE 9 GENERAL PROVISIONS

   9.01    NOTICES............................................................13
   9.02    ENTIRE AGREEMENT; SUPERSEDING EFFECT...............................14
   9.03    EFFECT OF WAIVER OR CONSENT........................................14
   9.04    AMENDMENT OR RESTATEMENT...........................................14
   9.05    BINDING EFFECT.....................................................14
   9.06    GOVERNING LAW; SEVERABILITY........................................14
   9.07    FURTHER ASSURANCES.................................................14
   9.08    COUNTERPARTS.......................................................15


Attachments:


   A        -        Form of LLC Agreement
   B        -        Form of Services Agreement
   C        -        Form of Non-Competition Agreement
   D        -        Terms and Conditions of Head Office Lease
   E        -        Field Office Leases
   F        -        Form of Non-Exclusive License Agreement
   G        -        Terms and Conditions of Letter of Credit
   H        -        Employees Primarily Involved In CalPERS Business
   I        -        Employees Involved in CalPERS Business
   J        -        Governmental Authorizations
   K        -        CalPERS Contract Disclosures
   L-1      -        Approved Products List for CalPERS Members
   L-2      -        Approved Products List for Non-CalPERS Members
   M        -        Equipment List

                                                               Exhibit No. 10.44


                                MASTER AGREEMENT

         THIS MASTER AGREEMENT (this "AGREEMENT"), dated as of December 17, 1998 (the "EFFECTIVE DATE"), is entered into by and among The Variable Annuity Life Insurance Company, a Texas life insurance company ("VALIC"), Gateway Investment Services, Inc., a California corporation ("GATEWAY") and Bank Plus Corporation, a Delaware corporation ("BANK PLUS").

                                    RECITALS

         1. VALIC and Gateway desire to enter into a Limited Liability Company Agreement for American General Gateway Services, LLC, a Delaware limited liability company (the "LLC") for purposes of , among other things, assuming the rights and obligations of Gateway under that certain Agreement (Contract Number 97-169), dated July 1, 1997, between the California Public Employee Retirement System ("CalPERS") and Gateway (the "ORIGINAL CalPERS CONTRACT," and as amended from time to time, the "CalPERS CONTRACT").

         2. As conditions precedent to entering into a Limited Liability Company Agreement whereby VALIC will make capital contributions to the LLC, VALIC requires that Gateway and Bank Plus provide certain indemnities, consents and agreements, as more fully set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

         ACCEPTABLE BANK - any bank or trust company organized under the laws of the United States or any state thereof that has capital, surplus and undivided profits of at least $500,000,000 and outstanding unsecured indebtedness rated A or better by Standard & Poor's Corporation or A2 or better by Moody's Investors Service, Inc.

         ACUMEN - Acumen Financial Inc.

         ACUMEN CONTRACTS - the Service Bureau Agreement, dated as of August 1, 1997, between Gateway and Acumen, and the Software License Agreement, dated as of August 1, 1997, between Gateway and Acumen.



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                                                               Exhibit No. 10.44


         AFFILIATE - with respect to any Person, any other Person that (a) owns or controls the first Person, (b) is owned or controlled by the first Person or
(c) is under common ownership or control with first Person, where "own" means direct or indirect ownership of more than 50% of the equity interest or rights to distributions on account of equity of the Person and "control" means the direct or indirect power to direct the management or policies of the Person, whether through the ownership of voting securities, by contract, or otherwise.

         AGREEMENT - Opening Paragraph

         BANK INDEMNITEES - Section 4.04.

         BANK PLUS - Opening Paragraph

         BANK PLUS INDEMNITY - Section 4.01

         BUSINESS DAY - any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of Texas and California are closed.

         CalPERS - First Recital

         CalPERS BUSINESS - the CalPERS Contract and any renewals thereto, together with any and all business, assets and operations associated therewith.

         CalPERS CONTRACT - First Recital

         CONFIDENTIALITY AGREEMENT - the letter agreement, dated August 17, 1998, between American General Corporation and Bank Plus.

         CONSOLIDATED - with respect to any Person, the consolidation of the accounts of such Person and its subsidiaries in accordance with GAAP.

         DISPUTE - Section 7.01

         DISPUTING PARTY - Section 7.01

         EFFECTIVE DATE - Opening Paragraph

         FIELD OFFICE LEASES - the leases described on Attachment E.

         FPC DISPUTE - the dispute between Gateway and Financial Plan Coordinator, Inc., Brian Conway and Patricia Conway relating in any way to the CalPERS Contract.

         GAAP - generally accepted accounting principles and policies as of the date of any determination dependent thereupon.



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                                                               Exhibit No. 10.44


         GATEWAY - Opening Paragraph

         HEAD OFFICE LEASE - Section 3.01(g)

         KEY EMPLOYEES - Monica C. Bacon, Theresa A. Fletcher, Dean Holmes, Stephen Hughes, and Eric A. Porter.

         LICENSE AGREEMENT - Section 3.02(d)

         LLC - First Recital

         LLC AGREEMENT - Section 3.01(a)

         LOSSES - any and all losses, costs, expenses, claims, demands, liabilities, suits or actions, including all reasonable expenses and attorneys' fees associated therewith.

         NON-COMPETITION AGREEMENT - Section 3.01(c)

         PARTY - each of VALIC, Gateway and Bank Plus.

         PERSON - any (a) natural person or (b) corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

         QUALIFIED INDEMNITOR- an entity (a) whose long-term senior unsecured debt is rated investment grade or better by one of Standard & Poor's Corporation or Moody's Investor's Service, or their respective successors and assigns to the extent the primary business of any such successor or assign is the rating of debt securities of corporate and other issues or, if such entity is not rated by such rating agencies, (b) whose stockholders' equity determined in accordance with GAAP on a Consolidated basis is at least equal to $95,796,750.

         SERVICES AGREEMENT - Section 3.01(b).

         TRANSACTION DOCUMENTS - this Agreement, the LLC Agreement, the Services Agreement, the Non-Competition Agreement, the CalPERS Contract and all renewals thereof, the Acumen Contracts and all amendments and renewals thereof, the Head Office Lease, the License Agreement, any letter of credit or escrow agreement entered into pursuant to Section 4.03 and the Confidentiality Agreement.

         VALIC - Opening Paragraph

         VALIC INDEMNITEES - Section 4.04

         VISCO - VALIC Investment Services Company, a wholly owned subsidiary of VALIC.



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                                                               Exhibit No. 10.44


                                    ARTICLE 2
                         INTEGRATED TRANSACTION; CLOSING

         2.01 INTEGRATED TRANSACTION. The parties are entering into this Master Agreement for purposes of describing the integrated transaction whereby VALIC and Gateway will enter into the LLC Agreement, effective subject to the satisfaction of certain conditions precedent. VALIC has filed the certificate of formation for the LLC in advance of the satisfaction of such conditions precedent for purposes of convenience. The parties acknowledge that, until such time as the LLC Agreement is fully executed and becomes effective, the LLC shall not transact any business and there shall be no obligations between Gateway and VALIC. In addition, the parties agree that, until the License Agreement has been executed, the name and/or mark "American General" shall not be used in association with the business, goods or services of the LLC.

         2.02 CLOSING. Upon satisfaction of the conditions precedent set forth in Article 3, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date that is five Business Days after satisfaction of all conditions precedent set forth in Article 3, or such other date as may be agreed in writing by the Parties (the "Closing Date").

                                    ARTICLE 3
                              CONDITIONS TO CLOSING

         3.01 CONDITIONS TO OBLIGATIONS OF VALIC. The obligation of VALIC to perform any obligations set forth in the LLC Agreement is subject to the fulfillment (or waiver by VALIC) on or prior to the Closing Date of the following conditions:

              (a) Gateway shall have executed and delivered to VALIC the Limited Liability Company Agreement, in the form attached hereto as Attachment A, and effective as of the Closing Date (the "LLC Agreement")

              (b) Gateway and Bank Plus shall have executed and delivered to VALIC the Services Agreement, in the form attached hereto as Attachment B, and effective as of the Closing Date (the "Services Agreement");

              (c) Robert P. Condon shall have executed and delivered to VALIC the Non-Solicitation and Non-Competition Agreement, in the form attached hereto as Attachment C, and effective as of the Closing Date (the "Non-Competition Agreement");

              (d) Gateway shall have delivered to VALIC an amendment or amendments to the Original CalPERS Contract, duly executed by CalPERS and in a form acceptable to VALIC, that (i) renews the Original CalPERS Contract for an additional term of not less than two years from July 1, 1998, (ii) amends Attachment A to the Original CalPERS Contract, entitled "Key Personnel," to reflect only the name of Robert P. Condon, and (iii) reflects the necessary CalPERS consent for assignment of the CalPERS Contract to the LLC.

              (e) Gateway shall have provided written confirmation that American General Annuity Insurance Company products have been added to the list of credit and investment products available on the Fidelity Federal Bank sales platform;



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                                                               Exhibit No. 10.44


              (f) Fidelity Federal Bank shall have executed and delivered to the LLC a Lease Agreement, consistent with the term sheet attached hereto as Attachment D (the "Head Office Lease"), to be effective as of March 1, 1999.

              (g) Gateway shall have delivered to VALIC originals (or, where necessary, copies) of all of the books and records of Gateway relating to the CalPERS Business, including but not limited to the consultation requests submitted by, and financial plans prepared for, CalPERS members, spouses and dependants; and

              (h) The representations and warranties of Bank Plus and Gateway hereunder shall be made again at the Closing and shall be true and correct in all material respects as of the Closing. Each of Bank Plus and Gateway shall have furnished VALIC with a certificate to such effect dated as of the Closing Date and executed by an executive officer of each of Bank Plus and Gateway.

         3.02 CONDITIONS TO OBLIGATIONS OF BANK PLUS AND GATEWAY. The obligation of Gateway to form the LLC and the obligations of Gateway and Bank Plus to perform under this Agreement are subject to the fulfillment (or waiver by Gateway or Bank Plus) on or prior to the Closing Date of the following conditions:

              (a) VALIC shall have executed and delivered to Gateway the LLC Agreement;

              (b) VALIC, for itself and in its capacity as managing member of the LLC, shall have executed and delivered to Gateway the Services Agreement;

              (c) VALIC shall have executed and delivered to Gateway the Non-Competition Agreement;

              (d) American General Corporation shall have executed and delivered to the LLC the Non-Exclusive License Agreement, in the form attached hereto as Attachment F (the "License Agreement"); and

              (e) The representations and warranties of VALIC hereunder shall be made again at the Closing and shall be true and correct in all material respects as of the Closing. VALIC shall have furnished each of Bank Plus and Gateway with a certificate to such effect dated as of the Closing Date and executed by an executive officer of VALIC.


                                    ARTICLE 4
                                 INDEMNIFICATION

         4.01 BANK PLUS INDEMNITY. Effective as of the Closing Date, Bank Plus hereby agrees to indemnify, protect, defend, release and hold harmless VALIC and VALIC's Affiliates, and their respective directors, officers, employees, agents, successors and assigns (collectively, the "VALIC INDEMNITEES"), from and against any and all Losses arising out of, relating to or otherwise attributable to the FPC Dispute (the "BANK PLUS INDEMNITY").



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                                                               Exhibit No. 10.44


         4.02 SALE OF BANK PLUS. In the event that Bank Plus sells or otherwise transfers all or any part of its assets or stock, the Bank Plus Indemnity shall remain in full force and effect notwithstanding such transfer. However, if the Bank Plus Indemnity is replaced by an indemnity agreement, in form and substance satisfactory to VALIC and issued by a Qualified Indemnitor, then VALIC shall release the Bank Plus Indemnity.

         4.03 POSTING OF SECURITY. (a) If at any time Bank Plus fails to satisfy the requirements of being a Qualified Indemnitor, then, promptly upon such determination, Bank Plus shall cause a deposit of cash or investment securities acceptable to VALIC to be made in an escrow account with an Acceptable Bank in accordance with an escrow agreement satisfactory to VALIC, in the amount of $1,000,000. In lieu of funding such escrow account, Bank Plus may provide, or cause to be provided, a letter of credit issued by an Acceptable Bank in favor of VALIC in the face amount of $1,000,000, and reflecting the terms set forth in Attachment G. If a cash deposit or letter of credit has been provided as set forth above, and VALIC is notified by Bank Plus or Gateway at any time thereafter and determines that Bank Plus once again satisfies the requirements of being a Qualified Indemnitor, then VALIC shall promptly return the unused portion of such cash deposit to Bank Plus or return the letter of credit to Bank Plus for cancellation.

              (b) The obligation of Bank Plus to fund the escrow account (or post a letter of credit) as set forth in Section 4.03(a) shall terminate upon the occurrence of any of the following events: (i) FPC has executed a full and final release of all claims against the VALIC Indemnitees, in a form acceptable to VALIC, (ii) the entry of a final, non-appealable judgment against FPC that, in VALIC's sole determination, extinguishes all claims against the VALIC Indemnitees, (iii) the full satisfaction of any judgment against Bank Plus, Gateway and/or the VALIC Indemnitees that, in VALIC's sole determination, extinguishes all further claims against the VALIC Indemnitees, or (iv) one day following the expiration of the statute of limitations with respect to the FPC Dispute, as determined solely by VALIC, without the filing of any claim by FPC prior to such time.

         4.04 BREACHES OF REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS. Bank Plus and Gateway, on a joint and several basis, agree to indemnify, protect, defend, release and hold harmless the VALIC Indemnitees from and against any and all Losses (including, without limitation, involving theories of negligence or strict liability) asserted against, resulting from, imposed upon or incurred by any of the VALIC Indemnitees by, or arising out of, or as a result of, any of the representations, warranties, covenants or agreements of Bank Plus or Gateway contained in or related to this Agreement being materially incorrect, untrue or breached. VALIC agrees to indemnify, protect, defend, release and hold harmless Bank Plus, Gateway, and their respective directors, officers, employees, agents, successors and assigns (collectively, the "BANK INDEMNITEES") from and against any and all Losses (including, without limitation, involving theories of negligence or strict liability) asserted against, resulting from, imposed upon or incurred by any of the Bank Indemnitees by, or arising out of, or as a result of, any of the representations, warranties, covenants or agreements of VALIC contained in or related to this Agreement being materially incorrect, untrue or breached.



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                                                               Exhibit No. 10.44


         4.05 INDEMNIFICATION PROCEDURES.

              (a) In case any action shall be brought against any VALIC Indemnitee or Bank Indemnitee (either, as applicable, an "Indemnified Party") that may give rise to a claim for indemnification hereunder, it shall promptly give the other party (the "Indemnifying Party") written notice of such claim and, if known, the facts constituting the basis for such claim and the amount or an estimate of the amount of the liability arising therefrom, PROVIDED THAT failure to give such prompt notice shall not relieve the Indemnifying Party from any liability hereunder, unless such failure materially prejudices the rights or increases the liability of the Indemnifying Party with respect to such claim, in which case the Indemnifying Party's obligation shall be reduced by the amount it has been actually damaged thereby.

              (b) The Indemnifying Party, at its own expense, may elect to assume the defense of any action brought against an Indemnified Party, including the employment of counsel reasonably satisfactory to such Indemnified Party and the payment by the Indemnifying Party of all costs thereof. Any Indemnified Party shall have the right to employ separate counsel at its expense in any such action and to consult with the Indemnifying Party regarding the defense thereof, provided that, except as otherwise provided below, the Indemnifying Party shall at all times control such defense. If the Indemnifying Party shall have failed to employ counsel reasonably satisfactory to such Indemnified Party, the fees and expenses of counsel to each Indemnified Party shall be paid by the Indemnifying Party.

              (c) If the Indemnifying Party shall elect in writing not to assume the defense or shall fail to prosecute diligently such defense thereof, an Indemnified Party may, after written notice to the Indemnifying Party and the Indemnifying Party's failure to promptly remedy the same, assume the defense thereof, including the employment of counsel, in which case the Indemnifying Party shall pay all of the losses and reasonable costs of such Indemnified Party incurred in respect of such defense.

              (d) If any Indemnified Party shall have been advised by counsel chosen by it that it would be inappropriate for such counsel to continue to represent, in respect to a particular legal or factual issue or otherwise, both the Indemnified Party and the Indemnifying Party (for reasons which may include, without limitation, that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party), the Indemnified Party may retain additional and separate counsel reasonably satisfactory to such Indemnifying Party to represent it, and the Indemnifying Party will reimburse such Indemnified Party for the reasonable fees and expenses of such counsel retained by the Indemnified Party.

              (e) The Indemnifying Party shall not be liable for any settlement of any action without its consent, which consent shall not be unreasonably withheld or delayed. No settlement of any such action may be made by the Indemnifying Party without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed; PROVIDED THAT such consent shall not be necessary if the settlement results in any unconditional release of the Indemnified Party without the admission by the Indemnified Party of guilt, complicity or culpability and without the settlement or release of any claim, counterclaim or cross-claim of the Indemnified Party.



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                                                               Exhibit No. 10.44


                                    ARTICLE 5
                                TRANSITION ISSUES


         5.01 EMPLOYEES. VALIC shall offer employment (through VALIC, VISCO or any other VALIC Affiliate) to each of the Gateway employees listed on Attachment H (the "CalPERS Employees"), on such terms and conditions as VALIC (in its sole discretion) finds appropriate, upon termination of the Services Agreement, except that VALIC shall not be obligated to offer employment to those employees indicated with an asterisk on Attachment H. From the date hereof until the termination of the Services Agreement, all communications between the CalPERS Employees and Gateway or Bank Plus regarding the employment (including any terms or conditions thereof) to be offered to such employees by VALIC or its Affiliates shall require the advance approval of VALIC.

         5.02 TRANSITION SERVICES. During the term of the Services Agreement, and in accordance with the terms thereof, Gateway shall continue to operate the CalPERS Business, including serving as the broker/dealer of record and providing the trade-clearing and other processing services necessary to support the CalPERS Business, all in a manner consistent with Gateway's past practices.

         5.03 OFFICE SPACE. During the period from the Closing Date until March 1, 1999, Gateway shall maintain the Field Office Leases and pay all rent due thereunder, it being understood that such rent shall be an expense of the LLC for which Gateway is entitled to reimbursement. From and after March 1, 1999, all Field Office Leases shall be terminated, and neither the LLC nor VALIC shall be liable for any rent due under the Field Office Leases from and after that date.

         5.04 EQUIPMENT. The LLC shall have the right, but not the obligation, to purchase from Gateway, effective March 1, 1999, all or any item of the equipment listed on Attachment M. The price payable by the LLC for each such item of equipment shall be equal to the remaining book value of such equipment on March 1, 1999, calculated in accordance with GAAP.

         5.05 ACUMEN CONTRACTS. Effective as of the date of termination of the Services Agreement, Gateway shall assign its rights and obligations under the Acumen Contracts to the LLC, and the LLC shall assume such rights and obligations, pursuant to a mutually acceptable agreement reflecting the consent of Acumen. Any such assignment agreement shall contain a representation that Gateway has paid in full all obligations under the Acumen Contracts through the date of assignment, and shall disclaim liability for and indemnify each party against liability for claims arising from actions taken by the other party. In addition, Gateway shall cooperate with VALIC to secure any amendments to the Acumen Contracts that VALIC may request.



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                                                               Exhibit No. 10.44


                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         6.01 REPRESENTATIONS AND WARRANTIES BY EACH PARTY. Each Party hereby represents, warrants and covenants to each other Party that the following statements are true and correct as of the Effective Date, and shall be true and correct as of the Closing Date and (where relevant) for a period of two years following the Closing Date:

              (a) ORGANIZATION AND GOOD STANDING. That Party is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; if required by applicable Law, that Party is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Party have been duly taken;

              (b) ENFORCEABILITY. That Party has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Party enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity); and

              (c) AUTHORIZATION, NO CONFLICT. That Party's authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Party, (B) any contract or agreement to which that Party is a party or is otherwise subject, or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which that Party is subject; or
(ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.

         6.02 REPRESENTATIONS AND WARRANTIES BY BANK PLUS AND GATEWAY. Each of Bank Plus and Gateway hereby represents, warrants and covenants to VALIC that the following statements are true and correct as of the Effective Date, and shall be true and correct as of the Closing Date and (where relevant) for a period of two years following the Closing Date:

              (a) GOVERNMENTAL AUTHORIZATIONS. Gateway holds, and during the term of the Services Agreement will hold, such licenses, permits, consents, authorizations and orders of such governmental or regulatory authorities as are necessary to carry on the CalPERS Business as currently being conducted and to be conducted until the Closing, and such licenses, permits, consents, authorizations and orders are in full force and effect and have been and are being complied with in all material respects by Gateway. Attachment J lists and briefly describes all such licenses, permits, consents, authorizations and orders as are now held and are necessary for the ongoing operation by Gateway of the CalPERS Business.



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                                                               Exhibit No. 10.44


              (b) COMPLIANCE. Gateway is not in default or violation of, and has complied in all material respects with, (i) except as disclosed on Attachment K, the CalPERS Contract, or any other contract, agreement, lease, license, permit, or other instrument or obligation to which Gateway is a party or by which is bound that relates to the CalPERS Business, (ii) any order, judgment, writ, injunction, award or decree applicable to the CalPERS Business, (iii) to Gateway's best knowledge, any law, rule, statute or regulation applicable to the CalPERS Business, and (iv) any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

              (c) LITIGATION, JUDGMENTS, ETC. Except for the FPC Dispute, there is no dispute, action, suit, proceeding or investigation pending or, to Gateway's best knowledge, threatened against or affecting Bank Plus or Gateway that relates to the CalPERS Business in any court or before or by any federal, state or other governmental department, commission, agency or other instrumentality, or before any arbitrator. There are no bankruptcy, reorganization or arrangement proceedings pending, or, to the best knowledge of Bank Plus and Gateway, being contemplated by or threatened against Bank Plus or Gateway.

              (d) EMPLOYEES; KEY EMPLOYEES. Attachment H contains a true and complete list of the name and salary (or hourly rate, as the case may be), as well as the title or functional position, of each Gateway employee whose employment primarily supports the CalPERS Business. Attachment I contains a true and complete list of the name and title or functional position of each current salaried employee, consultant, representative, salesman or agent employed or under contract with Bank Plus, Gateway or their Affiliates whose employment is related to the CalPERS Business, whether or not full time, in each case for payment of whom Bank Plus, Gateway or their Affiliates are liable. Bank Plus and Gateway have made available to VALIC true, complete, and correct copies of each consulting and employment agreement with Bank Plus, Gateway or their Affiliates that relates to the CalPERS Business, together with salary (or hourly rate) information for the individuals listed on Attachment I. Effective as of the date hereof and of the Closing Date, the Key Employees are employees of Gateway or its Affiliates and, to Gateway's best knowledge, no Key Employee intends to terminate their employment with Gateway or its relevant Affiliate or, following the Closing Date, VALIC or its relevant Affiliate.

              (e) ACCURACY. No representation or warranty of Bank Plus or Gateway in this Agreement or any other written information, statement or certificate with respect to Bank Plus or Gateway furnished or to be furnished by Bank Plus, Gateway or affiliates, representatives, employees or consultants of Bank Plus or Gateway, respectively, pursuant hereto or in connection with the transactions contemplated hereby, when taken as a whole with all other information provided to VALIC, contains or will contain any material misstatement or omission. The Gateway books and records delivered to VALIC pursuant to Section 3.01(m) shall be correct and current when delivered.

              (f) CalPERS CLIENTS. On or prior to Closing, Gateway shall deliver to VALIC a list which shall set forth a then correct and current list of all clients and customers of Gateway relating to the CalPERS Business that have executed a trade or otherwise consummated a purchase of any investment products with Gateway, together with a notation of the type of services provided to each



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                                                               Exhibit No. 10.44


such customer. Gateway has made all reasonable efforts consistent with past practices to preserve relationships with such customers.

              (g) AUTHORIZED PRODUCTS. Attached hereto as Attachment L-1 is a true, correct and comprehensive list of approved products that has been authorized by CalPERS for sale to its members. Attached hereto as Attachment L-2 is a true, correct and comprehensive list of approved products that has been authorized by Gateway for sale by the financial counselors listed on Attachment H to non-CalPERS members.


                                    ARTICLE 7
                               DISPUTE RESOLUTION

         7.01 DISPUTES. This Article 7 shall apply to any dispute arising under or related to this Agreement or the other Transaction Documents (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or the other Transaction Documents or whether any Person is in compliance with, or breach of, any provisions of this Agreement or the other Transaction Documents, and (b) the applicability of this Article 7 to a particular dispute. Any dispute to which this Article 7 applies is referred to herein as a "DISPUTE." With respect to a particular Dispute, each Party that is a party to such Dispute is referred to herein as a "DISPUTING PARTY." The provisions of this Article 7 shall be the exclusive method of resolving Disputes.

         7.02 NEGOTIATION TO RESOLVE DISPUTES. If a Dispute arises, the Disputing Parties shall attempt to resolve such Dispute through the following procedure, unless otherwise mutually agreed by the Disputing Parties:

              (a) first, an executive officer of each of the Disputing Parties shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute;

              (b) second, if the Dispute is still unresolved after 20 Days following the commencement by any Disputing Party of the negotiations described in Section 7.02(a), then the chief executive officer (or his designee) of the immediate parent company of each Disputing Party shall meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

              (c) third, if the Dispute is still unresolved after 5 Days following the commencement by any Disputing Party of the negotiations described in Section 7.02(b), then any Disputing Party may submit such Dispute to binding arbitration under this Article 7 by notifying the other Disputing Parties (an "ARBITRATION NOTICE").

         7.03 SELECTION OF ARBITRATOR. (a) Any arbitration conducted under this
Article 7 shall be heard by a sole arbitrator (the "ARBITRATOR") selected in accordance with this Section 7.03. Each Disputing Party and each proposed Arbitrator shall disclose to the other Disputing Parties any business, personal or other relationship or Affiliation that may exist between such Disputing Party and such proposed Arbitrator, and any Disputing Party may disapprove of such proposed Arbitrator on the basis of such relationship or Affiliation.



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
                                                               Exhibit No. 10.44


              (b) The Disputing Party that submits a Dispute to arbitration shall designate a proposed Arbitrator in its Arbitration Notice. If any other Disputing Party objects to such proposed Arbitrator, it may, on or before the tenth Day following delivery of the Arbitration Notice, notify all of the other Disputing Parties of such objection. All of the Disputing Parties shall attempt to agree upon a mutually-acceptable Arbitrator. If they are unable to do so within 20 Days following delivery of the notice described in the immediately-preceding sentence, any Disputing Party may request the American Arbitration Association (or, if such Association has ceased to exist, the principal successor thereto) (the "AAA") to designate the Arbitrator. If the Arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 7.03.

         7.04 CONDUCT OF ARBITRATION. The Arbitrator shall expeditiously (and, if possible, within 90 Days after the Arbitrator's selection) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Houston, Texas. The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA), to the extent that such Rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (a) to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Party will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (b) to grant injunctive relief and enforce specific performance. If it deems necessary, the Arbitrator may propose to the Disputing Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Disputing Parties, which shall not be unreasonably withheld. Each Disputing Party, the Arbitrator and any proposed expert shall disclose to the other Disputing Parties any business, personal or other relationship or Affiliation that may exist between such Disputing Party (or the Arbitrator) and such proposed expert; and any Disputing Party may disapprove of such proposed expert on the basis of such relationship or Affiliation. The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Disputing Parties and may be enforced in any court of competent jurisdiction; provided that the Parties agree that the Arbitrator and any court enforcing the award of the Arbitrator shall not have the right or authority to award punitive or exemplary damages to any Disputing Party. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated among the Disputing Parties in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Disputing Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that the Dispute in question was frivolous, in which case all of such costs and expenses shall be allocated to the Disputing Party who initiated such frivolous Dispute.



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
                                                               Exhibit No. 10.44


         7.05 IMMEDIATE INJUNCTIVE RELIEF. Notwithstanding anything to the contrary in this Article 7, the Parties agree that in those situations where a Disputing Party makes a good faith determination that a breach (or potential breach) of the confidentiality or other provisions of this Agreement by any other party may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is necessary for a realistic and adequate remedy, the Disputing Party making such determination may seek such immediate injunctive relief from an appropriate court without first following the procedures set forth in this Article 7. Whether or not the immediate injunctive relief sought is granted, the litigation filed will be stayed or dismissed, as appropriate, and the parties shall proceed with arbitration of the dispute in accordance with this Article 7.

                                    ARTICLE 8
                                   TERMINATION

         8.01 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing:

              (a) by the mutual consent of the parties;

              (b) by any party if the Closing shall not have occurred on or before January 15, 1999 PROVIDED, HOWEVER, that no party hereto can so terminate this Agreement if such party is at such time in breach of any provision of this Agreement or if the delay of the Closing occurs as a result of the conduct of the party asserting the right to terminate hereunder; or

              (c) by any party if any court or governmental agency shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein.

         8.02 EFFECT OF TERMINATION. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to
Section 8.01, then this Agreement shall be null and void and no party hereto shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any party from liability for any breach hereof. In the event the termination of this Agreement results from the failure of any Party to perform any material obligation, covenant or agreement herein, then the other Parties hereto shall be entitled to seek all remedies available at law or in equity. If any such termination becomes the subject of a dispute among the Parties, then such dispute shall be handled in accordance with Article 7. Notwithstanding the foregoing, no party to this Agreement shall be considered in breach of this Agreement by failure to achieve the condition precedent listed in
Section 3.01 (d), PROVIDED, however, that each party shall act in good faith and exert all commercially reasonable efforts to achieve such conditions precedent.

         8.03 EXCLUSIVITY. Bank Plus and Gateway shall not enter into any negotiations or commitment for sale or other disposition of all or any part of the CalPERS Business to any other person during such time as this Agreement remains in effect.



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
                                                               Exhibit No. 10.44


                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission. A notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Party must be sent to or made at the addresses set forth below, or such other address as that Party may specify by notice to the other Parties:

                      The Variable Annuity Life Insurance Company
                      P.O. Box 3206
                      2929 Allen Parkway
                      Houston, Texas  77019-2256
                      Attention:  Vice Chairman
                      Fax:  713-831-4940

                      Gateway Investment Services, Inc.
                      4565 Colorado Blvd.
                      Los Angeles, California  90039
                      Attention:  President
                      Fax:  818-549-3543

                      Bank Plus Corporation
                      4565 Colorado Blvd.
                      Los Angeles, California  90039
                      Attention:  General Counsel
                      Fax: 818-549-3559

         9.02 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and thereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Parties or any of their Affiliates with respect to the Company, the other Transaction Documents, and the transactions contemplated hereby or thereby, whether oral or written.

         9.03 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of any Party or to declare any Party in default under this Agreement, irrespective of how long that failure



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
                                                               Exhibit No. 10.44


continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

         9.04 AMENDMENT OR RESTATEMENT. This Agreement may be amended or restated only by a written instrument executed by all Parties.

         9.05 BINDING EFFECT. This Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

         9.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Party or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Parties or circumstances is not affected thereby, and (b) the Parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

         9.07 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         9.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.



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
                                                               Exhibit No. 10.44


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                         THE VARIABLE ANNUITY LIFE INSURANCE
                                     COMPANY

                                         By:
                                         Name:
                                         Title:


                                         GATEWAY INVESTMENT SERVICES, INC.


                                         By:
                                         Name:
                                         Title:


                                         BANK PLUS CORPORATION


                                         By:
                                         Name:
                                         Title:



                                      -19-